News Release

HOPE BANCORP REPORTS 2023 SECOND QUARTER FINANCIAL RESULTS

LOS ANGELES - July 24, 2023 - Hope Bancorp, Inc. (the “Company”) (NASDAQ: HOPE), the holding company of Bank of Hope (the “Bank”), today reported unaudited financial results for its second quarter and six months ended June 30, 2023.

For the three months ended June 30, 2023, net income totaled $38.0 million, or $0.32 per diluted common share. This compares with net income of $39.1 million, or $0.33 per diluted common share, in the preceding first quarter. Pre-provision net revenue (“PPNR”) (1) for the 2023 second quarter totaled $60.4 million, up 11% from $54.5 million in the preceding first quarter.

“Throughout the second quarter, we continued to maintain high levels of capital and liquidity to prudently navigate an operating environment that is challenging for regional banks,” said Kevin S. Kim, Chairman, President and Chief Executive Officer. “Year-over-year, our total capital ratio increased 51 basis points to 12.64% at June 30, 2023. At the end of the 2023 second quarter, our tangible common equity ratio (1) was a robust 8.04%.

“Our asset quality remains healthy. We recorded net recoveries of $552 thousand for the 2023 second quarter, and nonperforming assets decreased 30% year-over-year. We have steadily built our allowance for credit losses, with coverage at 1.16% of loans receivable at June 30, 2023.

“Year-over-year, our loans receivable grew 2% to $14.9 billion, and our total deposits grew 4% to $15.6 billion at June 30, 2023. With Bank of Hope’s strong balance sheet and continued investment in enhancing our products and services, we are focused on expanding our relationships with our customers and strengthening our market leadership in the Korean American community and beyond,” said Kim.
Q2 2023 Highlights
•Capital growth. Total capital was $2.10 billion at June 30, 2023, growing 2% from March 31, 2023. The total capital ratio increased 39 basis points quarter-over-quarter to 12.64% at June 30, 2023. Book value per common share at June 30, 2023, was $17.23, and tangible common equity (“TCE”) per share (1) was $13.32, up 0.3% and 0.5%, respectively, quarter-over-quarter. The TCE ratio of 8.04% as of June 30, 2023, expanded 13 basis points from March 31, 2023.
•Strong liquidity. Cash and cash equivalents increased to $2.30 billion at June 30, 2023, up from $2.21 billion at March 31, 2023. Available borrowing capacity, together with cash and cash equivalents and unpledged investment securities, totaled $7.75 billion, equivalent to 50% of total deposits at June 30, 2023.
•Healthy asset quality. Nonperforming assets declined 3% quarter-over-quarter. The nonperforming assets ratio improved to 0.38% of total assets at June 30, 2023, down from 0.39% at March 31, 2023. The Company recorded net recoveries of $552 thousand during the 2023 second quarter, equivalent to 0.01% annualized of average loans.
•Total deposits of $15.62 billion at June 30, 2023, decreased 1% quarter-over-quarter and grew 4% year-over-year. Uninsured deposits at June 30, 2023, represented 36% of the Bank’s deposits, compared with 38% at March 31, 2023.
•Loans receivable of $14.86 billion at June 30, 2023, decreased 1% quarter-over-quarter and grew 2% year-over-year.
•Efficiency improvement. The efficiency ratio for the 2023 second quarter improved 325 basis points to 59.1% from 62.4% for the preceding first quarter.
•PPNR increase. PPNR for the 2023 second quarter totaled $60.4 million, up 11% from $54.5 million in the preceding first quarter.
(1)    PPNR, TCE ratio, and TCE per share are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.
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Financial Summary

	At or for the Three Months Ended
(dollars in thousands, except per share data) (unaudited)	6/30/2023	3/31/2023	6/30/2022
Net income	$38,022	$39,121	$52,088
Diluted earnings per share	$0.32	$0.33	$0.43
Net interest income before provision for credit losses	$130,689	$133,878	$141,538
Pre-provision net revenue (“PPNR”) (1)	$60,370	$54,502	$73,919
Loans receivable	$14,864,810	$15,064,849	$14,546,049
Deposits	$15,619,352	$15,828,209	$15,029,630
Total assets	$20,366,138	$20,568,884	$18,089,062
Total equity	$2,067,998	$2,058,580	$2,000,369
Total capital ratio	12.64%	12.25%	12.13%
Tangible common equity (“TCE”) ratio (1)	8.04%	7.91%	8.68%
Net recoveries (charge offs)	$552	$(108)	$930
Net recoveries/average loans receivable (2)	0.01%	—%	0.03%
Allowance for credit losses	$172,996	$163,544	$151,580
Allowance for credit losses to loans receivable	1.16%	1.09%	1.04%
Nonperforming assets to total assets (3)	0.38%	0.39%	0.61%
Return on average assets (“ROA”) (2)	0.74%	0.82%	1.17%
Return on average equity (“ROE”) (2)	7.34%	7.65%	10.33%
Return on average TCE (“ROTCE”) (1) (2)	9.49%	9.93%	13.48%
ROA (PPNR) (1) (2)	1.18%	1.14%	1.65%
ROE (PPNR) (1) (2)	11.65%	10.65%	14.66%
Net interest margin (2)	2.70%	3.02%	3.36%
Noninterest expense / average assets (2)	1.71%	1.89%	1.80%
Efficiency ratio	59.13%	62.38%	52.09%
__________________

(1) PPNR, TCE ratio, ROTCE, ROA (PPNR), and ROE (PPNR) are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.
(2) Annualized.
(3) Excludes delinquent Small Business Administration (“SBA”) loans that are guaranteed and currently in liquidation.

Operating Results for the 2023 Second Quarter

Net interest income. Net interest income before provision for credit losses for the 2023 second quarter totaled $130.7 million, a decrease of 2% compared with $133.9 million in the preceding first quarter. 2023 second quarter interest income of $267.2 million increased $30.5 million quarter-over-quarter, driven by growth in average interest earning cash and deposits at other banks, as well as expanding loan yields. This was offset by higher interest expense, which increased $33.7 million quarter-over-quarter, reflecting a higher cost of interest bearing deposits and a higher volume of average borrowings.

The net interest margin for the 2023 second quarter decreased 32 basis points to 2.70%, from 3.02% in the preceding first quarter, primarily reflecting a higher cost of funds and an increase in average borrowings, partially offset by loan yield expansion and growth in average interest earning cash and deposits at other banks.
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The weighted average yield on loans for the 2023 second quarter was 5.99%, up 24 basis points from 5.75% in the preceding first quarter. This reflected increases in market interest rates and a significant increase in the average rate on new loans. The average rate on new loans originated in the 2023 second quarter was 8.37%, up 84 basis points quarter-over-quarter.

The weighted average cost of total deposits for the 2023 second quarter was 2.79%, up 42 basis points from 2.37% in the preceding first quarter, reflecting higher rates paid on interest bearing deposit accounts.

Noninterest income. Noninterest income for the 2023 second quarter totaled $17.0 million, up 55% from $11.0 million in the preceding first quarter. Other income and fees for the 2023 second quarter included a $5.8 million cash distribution from a gain on an investment in an affordable housing partnership. During the 2023 second quarter, the Company sold $38.4 million of the guaranteed portion of SBA 7(a) loans and $6.6 million of residential mortgage loans, for a gain on loan sales of $2.0 million, compared with $40.7 million and $7.3 million, respectively, sold in the preceding first quarter for a gain on loan sales of $2.3 million.

Noninterest expense. Noninterest expense for the 2023 second quarter decreased 3% to $87.3 million, down from $90.4 million in the preceding first quarter. The quarter-over-quarter change was primarily driven by lower salaries and employee benefits expense, partially offset by the impact of an industry-wide increase in the FDIC assessment rate of two basis points.

The Company’s efficiency ratio for the 2023 second quarter improved to 59.1% from 62.4% in the preceding first quarter. Annualized noninterest expense as a percentage of average assets was 1.71% for the 2023 second quarter, down from 1.89% for the 2023 first quarter.

Tax rate. The effective tax rate for the 2023 second quarter was 26.1%, compared with 25.9% for the preceding first quarter. The year-to-date effective tax rate for the first six months of 2023 was 26.0%.

Balance Sheet Summary
Loans. New loan originations for the 2023 second quarter totaled $490.6 million, compared with $568.7 million for the preceding first quarter. The following table sets forth the components of new loan production for the quarters ended June 30, 2023, March 31, 2023, and June 30, 2022.

	For the Three Months Ended
(dollars in thousands) (unaudited)	6/30/2023	3/31/2023	6/30/2022
Commercial real estate (“CRE”) loans	$115,444	$176,798	$522,093
Commercial and industrial (“C&I”) loans	318,063	344,194	544,639
SBA loans	38,051	29,977	35,085
Residential mortgage loans	18,736	14,317	181,408
Other loans	280	3,375	2,770
Total new loan originations	$490,574	$568,661	$1,285,995

At June 30, 2023, loans receivable decreased 1% quarter-over-quarter to $14.86 billion from $15.06 billion at March 31, 2023. Year-over-year, loans receivable grew 2%, up from $14.55 billion at June 30, 2022. The following table sets forth the loan portfolio composition and percentage of total loans at June 30, 2023, March 31, 2023, and June 30, 2022:

(dollars in thousands) (unaudited)	6/30/2023		3/31/2023		6/30/2022
	Balance	Percentage	Balance	Percentage	Balance	Percentage
C&I loans	$4,805,126	32.3%	$4,821,270	32.0%	$4,395,738	30.2%
CRE loans	9,192,160	61.9%	9,373,529	62.2%	9,335,020	64.2%
Residential mortgage and other loans	867,524	5.8%	870,050	5.8%	815,291	5.6%
Loans receivable	$14,864,810	100.0%	$15,064,849	100.0%	$14,546,049	100.0%
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Deposits. At June 30, 2023, total deposits decreased 1% to $15.62 billion from $15.83 billion at March 31, 2023. Year-over-year, total deposits grew 4%, up from $15.03 billion at June 30, 2022. The following table sets forth the deposit composition and percentage of total deposits at June 30, 2023, March 31, 2023, and June 30, 2022:

(dollars in thousands) (unaudited)	6/30/2023		3/31/2023		6/30/2022
	Balance	Percentage	Balance	Percentage	Balance	Percentage
Noninterest bearing demand deposits	$4,229,247	27.1%	$4,504,621	28.4%	$5,689,992	37.9%
Money market and interest bearing demand deposits	4,188,584	26.8%	4,331,998	27.4%	6,339,467	42.2%
Savings deposits	224,495	1.4%	231,704	1.5%	326,927	2.1%
Time deposits	6,977,026	44.7%	6,759,886	42.7%	2,673,244	17.8%
Total deposits	$15,619,352	100.0%	$15,828,209	100.0%	$15,029,630	100.0%

Liquidity. At June 30, 2023, cash and cash equivalents increased to $2.30 billion from $2.21 billion at March 31, 2023, and up from $0.20 billion at June 30, 2022. Available borrowing capacity, cash and cash equivalents, and unpledged investment securities totaled $7.75 billion, equivalent to 50% of total deposits at June 30, 2023, and well exceeding the Bank’s uninsured deposit balances.

Borrowings and Convertible Notes. Federal Home Loan Bank and Federal Reserve Bank borrowings were $2.26 billion at June 30, 2023, compared with $2.13 billion at March 31, 2023, and $0.57 billion at June 30, 2022. At the expiration of the Optional Put for the holders of the Company’s 2% Convertible Senior Notes due 2038, $197 million of the principal amount was paid off on May 15, 2023, with existing cash.

Allowance for Credit Losses
For the 2023 second quarter, the Company recorded a provision for credit losses of $8.9 million, compared with $1.7 million in the preceding first quarter, building its allowance for credit losses. The allowance for credit losses increased to $173.0 million at June 30, 2023, up from $163.5 million at March 31, 2023. The allowance coverage ratio increased to 1.16% of loans receivable at June 30, 2023, up from 1.09% a quarter ago.

The following table sets forth the allowance for credit losses and allowance coverage ratios at June 30, 2023, March 31, 2023, and June 30, 2022:

(dollars in thousands) (unaudited)	6/30/2023	3/31/2023	6/30/2022
Allowance for credit losses	$172,996	$163,544	$151,580
Allowance for credit losses/loans receivable	1.16%	1.09%	1.04%

Credit Quality
Asset quality continued to be healthy. The Company recorded net recoveries of $552 thousand in the 2023 second quarter, representing an annualized net recovery ratio of 0.01% of average loans. The following table sets forth net recoveries (charge offs) and net recoveries to average loans receivable, annualized, for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022:

	For the Three Months Ended
(dollars in thousands) (unaudited)	6/30/2023	3/31/2023	6/30/2022
Net recoveries (charge offs)	$552	$(108)	$930
Net recoveries/average loans receivable (annualized)	0.01%	—%	0.03%

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Nonperforming assets. Nonperforming assets totaled $77.4 million at June 30, 2023, a decrease of 3% quarter-over-quarter, and a decrease of 30% year-over-year. The nonperforming assets ratio improved to 0.38% of total assets at June 30, 2023, down from 0.39% at March 31, 2023, and down from 0.61% at June 30, 2022. Nonperforming loans decreased 4% quarter-over-quarter to $76.4 million at June 30, 2023, down from $79.2 million at March 31, 2023, and decreased 30% year-over-year from $108.6 million at June 30, 2022.

The following table sets forth the components of nonperforming assets at June 30, 2023, March 31, 2023, and June 30, 2022:

(dollars in thousands) (unaudited)	6/30/2023	3/31/2023	6/30/2022
Loans on nonaccrual status (1)	$61,252	$78,861	$69,522
Accruing delinquent loans past due 90 days or more	15,182	364	12,468
Accruing troubled debt restructured loans (2)	—	—	26,572
Total nonperforming loans	76,434	79,225	108,562
Other real estate owned	938	938	2,010
Total nonperforming assets	$77,372	$80,163	$110,572

Nonperforming assets/total assets	0.38%	0.39%	0.61%
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(1)     Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.9 million, $7.6 million and $13.2 million at June 30, 2023, March 31, 2023, and June 30, 2022, respectively.
(2)     The Company adopted ASU 2022-02 in 2023, which eliminated the concept of troubled debt restructured (“TDR”) loans from GAAP; therefore, accruing TDR loans are no longer included in nonperforming loans.

Criticized loans. Total criticized loans were $345.0 million at June 30, 2023, compared with $304.7 million at March 31, 2023, and $340.5 million at June 30, 2022.

Capital
The Company’s capital ratios remained strong. At June 30, 2023, the Company and the Bank continued to exceed all regulatory capital requirements generally required to meet the definition of a “well-capitalized” financial institution. The following table sets forth the capital ratios for the Company at June 30, 2023, March 31, 2023, and June 30, 2022:

(unaudited)	6/30/2023	3/31/2023	6/30/2022	Minimum Guideline for “Well-Capitalized”
Common Equity Tier 1 Capital Ratio	11.06%	10.75%	10.69%	6.50%
Tier 1 Capital Ratio	11.68%	11.36%	11.33%	8.00%
Total Capital Ratio	12.64%	12.25%	12.13%	10.00%
Leverage Ratio	9.57%	10.13%	10.32%	5.00%

The following table sets forth the TCE per share and the TCE ratio at June 30, 2023, March 31, 2023, and June 30, 2022:

(unaudited)	6/30/2023	3/31/2023	6/30/2022
TCE per share (1)	$13.32	$13.26	$12.80
TCE ratio (1)	8.04%	7.91%	8.68%
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(1)    TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

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Investor Conference Call

The Company previously announced that it will host an investor conference call on Monday, July 24, 2023 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review unaudited financial results for its second quarter ended June 30, 2023. Investors and analysts are invited to access the conference call by dialing 866-235-9917 (domestic) or 412-902-4103 (international) and asking for the “Hope Bancorp Call.” A presentation to accompany the earnings call will be available at the Investor Relations section of Hope Bancorp’s website at www.ir-hopebancorp.com. Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of Hope Bancorp’s website. After the live webcast, a replay will remain available at the Investor Relations section of Hope Bancorp’s website for one year. A telephonic replay of the call will be available at 877-344-7529 (domestic) or 412-317-0088 (international) for one week through July 31, 2023, replay access code 8610354.

Non-GAAP Financial Metrics

This news release contains certain non-GAAP financial measure disclosures, including PPNR, TCE per share, TCE ratio, ROTCE, ROA (PPNR), and ROE (PPNR). Management believes these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s operational performance and the Company’s capital levels and has included these figures in response to market participant interest in these financial metrics. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. (NASDAQ: HOPE) is the holding company of Bank of Hope, the first and only super regional Korean American bank in the United States with $20.37 billion in total assets as of June 30, 2023. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 53 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Alabama, and Georgia. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, New York City, Northern California and Houston; commercial loan production offices in Northern California, Seattle and Tampa, Fla.; residential mortgage loan production offices in Southern California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate lending, commercial and industrial lending, SBA lending, and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com. By including the foregoing website address link, the Company does not intend to and shall not be deemed to incorporate by reference any material contained or accessible therein.

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Forward-Looking Statements

Some statements in this news release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, the Company claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. The Company’s actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: possible further deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; the failure of or changes to assumptions and estimates underlying the Company’s allowances for credit losses; regulatory risks associated with current and future regulations; and the COVID-19 pandemic and its impact on our financial position, results of operations, liquidity, and capitalization. For additional information concerning these and other risk factors, see the Company’s most recent Annual Report on Form 10-K. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contacts:

Julianna Balicka    Angie Yang
EVP & Chief Financial Officer    SVP, Director of Investor Relations & Corporate Communications
213-235-3235    213-251-2219
julianna.balicka@bankofhope.com     angie.yang@bankofhope.com

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Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share data)

Assets:	6/30/2023	3/31/2023	% change	6/30/2022	% change
Cash and due from banks	$2,302,339	$2,212,637	4%	$197,062	1,068%
Investment securities	2,186,346	2,231,989	(2)%	2,352,997	(7)%
Federal Home Loan Bank (“FHLB”) stock and other investments	60,213	59,962	—%	87,109	(31)%
Loans held for sale, at the lower of cost or fair value	49,246	125,268	(61)%	76,376	(36)%
Loans receivable	14,864,810	15,064,849	(1)%	14,546,049	2%
Allowance for credit losses	(172,996)	(163,544)	6%	(151,580)	14%
Net loans receivable	14,691,814	14,901,305	(1)%	14,394,469	2%
Accrued interest receivable	60,118	57,021	5%	37,845	59%
Premises and equipment, net	50,513	47,887	5%	46,093	10%
Bank owned life insurance	88,238	87,842	—%	77,692	14%
Goodwill	464,450	464,450	—%	464,450	—%
Servicing assets	11,532	11,628	(1)%	11,215	3%
Other intangible assets, net	4,830	5,278	(8)%	6,698	(28)%
Other assets	396,499	363,617	9%	337,056	18%
Total assets	$20,366,138	$20,568,884	(1)%	$18,089,062	13%

Liabilities:
Deposits	$15,619,352	$15,828,209	(1)%	$15,029,630	4%
FHLB and Federal Reserve Bank (“FRB”) borrowings	2,260,000	2,130,000	6%	573,000	294%
Convertible notes, net	444	206,658	(100)%	216,678	(100)%
Subordinated debentures	107,188	106,875	—%	105,953	1%
Accrued interest payable	109,236	53,818	103%	4,112	2,557%
Other liabilities	201,920	184,744	9%	159,320	27%
Total liabilities	$18,298,140	$18,510,304	(1)%	$16,088,693	14%

Stockholders’ Equity:
Common stock, $0.001 par value	$137	$137	—%	$137	—%
Additional paid-in capital	1,433,788	1,430,977	—%	1,424,891	1%
Retained earnings	1,127,624	1,106,390	2%	1,011,715	11%
Treasury stock, at cost	(264,667)	(264,667)	—%	(264,667)	—%
Accumulated other comprehensive loss, net	(228,884)	(214,257)	(7)%	(171,707)	(33)%
Total stockholders’ equity	2,067,998	2,058,580	—%	2,000,369	3%
Total liabilities and stockholders’ equity	$20,366,138	$20,568,884	(1)%	$18,089,062	13%

Common stock shares - authorized	150,000,000	150,000,000		150,000,000
Common stock shares - outstanding	120,014,888	119,865,732		119,473,939
Treasury stock shares	17,382,835	17,382,835		17,382,835
Table Page 1

Hope Bancorp, Inc.
Selected Financial Data
Unaudited

	Three Months Ended					Six Months Ended
	6/30/2023	3/31/2023	% change	6/30/2022	% change	6/30/2023	6/30/2022	% change

Interest and fees on loans	$225,671	$215,935	5%	$145,024	56%	$441,606	$277,696	59%
Interest on investment securities	15,534	15,125	3%	12,308	26%	30,659	23,964	28%
Interest on cash and deposits at other banks	25,295	4,922	414%	74	34,082%	30,217	211	14,221%
Interest on other investments	684	695	(2)%	418	64%	1,379	825	67%
Total interest income	267,184	236,677	13%	157,824	69%	503,861	302,696	66%

Interest on deposits	109,724	92,348	19%	12,220	798%	202,072	20,896	867%
Interest on borrowings	26,771	10,451	156%	4,066	558%	37,222	7,086	425%
Total interest expense	136,495	102,799	33%	16,286	738%	239,294	27,982	755%

Net interest income before provision (credit) for credit losses	130,689	133,878	(2)%	141,538	(8)%	264,567	274,714	(4)%
Provision (credit) for credit losses	8,900	1,700	424%	3,200	178%	10,600	(7,800)	N/A
Net interest income after provision (credit) for credit losses	121,789	132,178	(8)%	138,338	(12)%	253,967	282,514	(10)%

Service fees on deposit accounts	2,325	2,221	5%	2,270	2%	4,546	4,244	7%
Net gains on sales of SBA loans	1,872	2,225	(16)%	5,804	(68)%	4,097	11,407	(64)%
Net gains on sales of residential mortgage loans	82	64	28%	76	8%	146	833	(82)%
Other income and fees	12,735	6,468	97%	4,596	177%	19,203	9,448	103%
Total noninterest income	17,014	10,978	55%	12,746	33%	27,992	25,932	8%

Salaries and employee benefits	52,305	57,169	(9)%	51,058	2%	109,474	98,803	11%
Occupancy	6,967	7,521	(7)%	7,178	(3)%	14,488	14,513	—%
Furniture and equipment	5,393	5,058	7%	4,778	13%	10,451	9,422	11%
Data processing and communications	2,917	2,822	3%	2,893	1%	5,739	5,354	7%
FDIC assessment	4,691	1,781	163%	1,450	224%	6,472	3,019	114%
Earned interest credit	5,090	4,427	15%	835	510%	9,517	1,311	626%
Other	9,970	11,576	(14)%	12,173	(18)%	21,546	23,316	(8)%
Total noninterest expense	87,333	90,354	(3)%	80,365	9%	177,687	155,738	14%
Income before income taxes	51,470	52,802	(3)%	70,719	(27)%	104,272	152,708	(32)%
Income tax provision	13,448	13,681	(2)%	18,631	(28)%	27,129	39,882	(32)%
Net income	$38,022	$39,121	(3)%	$52,088	(27)%	$77,143	$112,826	(32)%

Earnings Per Common Share - Basic	$0.32	$0.33		$0.43		$0.64	$0.94
Earnings Per Common Share - Diluted	$0.32	$0.33		$0.43		$0.64	$0.93

Weighted Average Shares Outstanding - Basic	119,953,174	119,551,247		120,219,919		119,753,321	120,175,894
Weighted Average Shares Outstanding - Diluted	120,129,359	120,242,295		120,699,638		120,179,443	120,898,605
Table Page 2

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
Profitability measures (annualized):	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
ROA	0.74%	0.82%	1.17%	0.78%	1.27%
ROE	7.34%	7.65%	10.33%	7.49%	10.99%
ROA (PPNR) (1)	1.18%	1.14%	1.65%	1.16%	1.63%
ROE (PPNR) (1)	11.65%	10.65%	14.66%	11.15%	14.11%
ROTCE (1)	9.49%	9.93%	13.48%	9.70%	14.27%
Net interest margin	2.70%	3.02%	3.36%	2.85%	3.28%
Efficiency ratio (not annualized)	59.13%	62.38%	52.09%	60.74%	51.80%
Noninterest expense / average assets	1.71%	1.89%	1.80%	1.80%	1.75%

(1) ROA (PPNR), ROE (PPNR), and ROTCE are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

Table Page 3

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended
	6/30/2023			3/31/2023			6/30/2022
		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$15,105,212	$225,671	5.99%	$15,235,386	$215,935	5.75%	$14,327,476	$145,024	4.06%
Investment securities	2,243,614	15,534	2.78%	2,248,479	15,125	2.73%	2,424,454	12,308	2.04%
Interest earning cash and deposits at other banks	1,996,924	25,295	5.08%	473,344	4,922	4.22%	64,545	74	0.46%
FHLB stock and other investments	47,044	684	5.83%	47,043	695	5.99%	69,510	418	2.41%
Total interest earning assets	$19,392,794	$267,184	5.53%	$18,004,252	$236,677	5.33%	$16,885,985	$157,824	3.75%

INTEREST BEARING LIABILITIES:
Deposits:
Money market and interest bearing demand	$4,279,819	$34,377	3.22%	$5,341,057	$41,399	3.14%	$6,487,890	$8,655	0.54%
Savings deposits	216,060	674	1.25%	256,194	827	1.31%	323,114	937	1.16%
Time deposits	6,890,035	74,673	4.35%	5,543,369	50,122	3.67%	2,277,938	2,628	0.46%
Total interest bearing deposits	11,385,914	109,724	3.87%	11,140,620	92,348	3.36%	9,088,942	12,220	0.54%
FHLB and FRB borrowings	2,177,264	23,622	4.35%	676,444	6,698	4.02%	577,966	1,457	1.01%
Convertible notes, net	96,621	598	2.45%	217,114	1,322	2.44%	216,540	1,322	2.42%
Subordinated debentures	103,123	2,551	9.79%	102,791	2,431	9.46%	101,880	1,287	5.00%
Total interest bearing liabilities	$13,762,922	$136,495	3.98%	$12,136,969	$102,799	3.44%	$9,985,328	$16,286	0.65%
Noninterest bearing demand deposits	4,366,820			4,662,139			5,715,830
Total funding liabilities/cost of funds	$18,129,742		3.02%	$16,799,108		2.48%	$15,701,158		0.42%
Net interest income/net interest spread		$130,689	1.55%		$133,878	1.89%		$141,538	3.10%
Net interest margin			2.70%			3.02%			3.36%

Cost of deposits:
Noninterest bearing demand deposits	$4,366,820	$—	—%	$4,662,139	$—	—%	$5,715,830	$—	—%
Interest bearing deposits	11,385,914	109,724	3.87%	11,140,620	92,348	3.36%	9,088,942	12,220	0.54%
Total deposits	$15,752,734	$109,724	2.79%	$15,802,759	$92,348	2.37%	$14,804,772	$12,220	0.33%

Table Page 4

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Six Months Ended
	6/30/2023			6/30/2022
		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:
Loans, including loans held for sale	$15,169,939	$441,606	5.87%	$14,100,983	$277,696	3.97%
Investment securities	2,246,033	30,659	2.75%	2,522,293	23,964	1.92%
Interest earning cash and deposits at other banks	1,239,343	30,217	4.92%	173,836	211	0.24%
FHLB stock and other investments	47,044	1,379	5.91%	68,974	825	2.41%
Total interest earning assets	$18,702,359	$503,861	5.43%	$16,866,086	$302,696	3.62%

INTEREST BEARING LIABILITIES:
Deposits:
Money market and interest bearing demand	$4,807,506	$75,775	3.18%	$6,413,292	$14,355	0.45%
Savings deposits	236,016	1,501	1.28%	320,824	1,865	1.17%
Time deposits	6,220,422	124,796	4.05%	2,447,771	4,676	0.39%
Total interest bearing deposits	11,263,944	202,072	3.62%	9,181,887	20,896	0.46%
FHLB and FRB borrowings	1,431,000	30,320	4.27%	411,187	2,144	1.05%
Convertible notes, net	156,535	1,920	2.44%	216,423	2,645	2.43%
Subordinated debentures	102,958	4,982	9.62%	101,729	2,297	4.49%
Total interest bearing liabilities	$12,954,437	$239,294	3.73%	$9,911,226	$27,982	0.57%
Noninterest bearing demand deposits	4,513,664			5,694,418
Total funding liabilities/cost of funds	$17,468,101		2.76%	$15,605,644		0.36%
Net interest income/net interest spread		$264,567	1.70%		$274,714	3.05%
Net interest margin			2.85%			3.28%

Cost of deposits:
Noninterest bearing demand deposits	$4,513,664	$—	—%	$5,694,418	$—	—%
Interest bearing deposits	11,263,944	202,072	3.62%	9,181,887	20,896	0.46%
Total deposits	$15,777,608	$202,072	2.58%	$14,876,305	$20,896	0.28%

Table Page 5

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

	Three Months Ended					Six Months Ended
AVERAGE BALANCES:	6/30/2023	3/31/2023	% change	6/30/2022	% change	6/30/2023	6/30/2022	% change
Loans, including loans held for sale	$15,105,212	$15,235,386	(1)%	$14,327,476	5%	$15,169,939	$14,100,983	8%
Investment securities	2,243,614	2,248,479	—%	2,424,454	(7)%	2,246,033	2,522,293	(11)%
Interest earning cash and deposits at other banks	1,996,924	473,344	322%	64,545	2994%	1,239,343	173,836	613%
Interest earning assets	19,392,794	18,004,252	8%	16,885,985	15%	18,702,359	16,866,086	11%
Total assets	20,468,810	19,087,170	7%	17,876,945	14%	19,781,806	17,810,045	11%

Interest bearing deposits	11,385,914	11,140,620	2%	9,088,942	25%	11,263,944	9,181,887	23%
Interest bearing liabilities	13,762,922	12,136,969	13%	9,985,328	38%	12,954,437	9,911,226	31%
Noninterest bearing demand deposits	4,366,820	4,662,139	(6)%	5,715,830	(24)%	4,513,664	5,694,418	(21)%
Stockholders’ equity	2,072,859	2,046,159	1%	2,016,577	3%	2,059,583	2,053,461	—%

LOAN PORTFOLIO COMPOSITION:	6/30/2023	3/31/2023	% change	6/30/2022	% change
Commercial and industrial (“C&I”) loans	$4,805,126	$4,821,270	—%	$4,395,738	9%
Commercial real estate (“CRE”) loans	9,192,160	9,373,529	(2)%	9,335,020	(2)%
Residential mortgage and other loans	867,524	870,050	—%	815,291	6%
Loans receivable	14,864,810	15,064,849	(1)%	14,546,049	2%
Allowance for credit losses	(172,996)	(163,544)	6%	(151,580)	14%
Loans receivable, net	$14,691,814	$14,901,305	(1)%	$14,394,469	2%

CRE LOANS BY PROPERTY TYPE:	6/30/2023	3/31/2023	% change	6/30/2022	% change
Multi-tenant retail	$1,778,068	$1,817,874	(2)%	$2,603,516	(32)%
Hotels/motels	868,286	900,990	(4)%	1,143,982	(24)%
Gas stations and car washes	1,042,290	1,046,528	—%	1,080,777	(4)%
Mixed-use facilities	834,948	818,227	2%	833,342	—%
Industrial warehouses	1,301,075	1,309,763	(1)%	1,279,647	2%
Multifamily	1,257,971	1,302,597	(3)%	989,840	27%
Single-tenant retail	690,418	706,593	(2)%	720,413	(4)%
Office	463,998	464,703	—%	440,593	5%
All other	955,106	1,006,254	(5)%	242,910	293%
Total CRE loans	$9,192,160	$9,373,529	(2)%	$9,335,020	(2)%

DEPOSIT COMPOSITION	6/30/2023	3/31/2023	% change	6/30/2022	% change
Noninterest bearing demand deposits	$4,229,247	$4,504,621	(6)%	$5,689,992	(26)%
Money market and interest bearing demand	4,188,584	4,331,998	(3)%	6,339,467	(34)%
Savings deposits	224,495	231,704	(3)%	326,927	(31)%
Time deposits	6,977,026	6,759,886	3%	2,673,244	161%
Total deposits	$15,619,352	$15,828,209	(1)%	$15,029,630	4%

Table Page 6

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

CAPITAL & CAPITAL RATIOS:	6/30/2023	3/31/2023	6/30/2022
Total stockholders’ equity	$2,067,998	$2,058,580	$2,000,369
Total capital	$2,102,625	$2,068,433	$1,948,953
Common equity tier 1 ratio	11.06%	10.75%	10.69%
Tier 1 capital ratio	11.68%	11.36%	11.33%
Total capital ratio	12.64%	12.25%	12.13%
Leverage ratio	9.57%	10.13%	10.32%
Total risk weighted assets	$16,639,593	$16,886,419	$16,066,709
Book value per common share	$17.23	$17.17	$16.74
TCE per share (1)	$13.32	$13.26	$12.80
TCE ratio (1)	8.04%	7.91%	8.68%

(1) TCE per share and TCE ratio are non-GAAP financial measures. Quantitative reconciliations of the most directly comparable GAAP to non-GAAP financial measures are provided in the accompanying financial information on Table Page 10.

	Three Months Ended					Six Months Ended
ALLOWANCE FOR CREDIT LOSSES CHANGES:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
Balance at beginning of period	$163,544	$162,359	$160,561	$151,580	$147,450	$162,359	$140,550
ASU 2022-02 day 1 adoption impact	—	(407)	—	—	—	(407)	—
Provision (credit) for credit losses	8,900	1,700	8,200	9,200	3,200	10,600	(7,800)
Recoveries	1,531	387	3,222	331	1,642	1,918	21,045
Charge offs	(979)	(495)	(9,624)	(550)	(712)	(1,474)	(2,215)
Balance at end of period	$172,996	$163,544	$162,359	$160,561	$151,580	$172,996	$151,580
Net recoveries (charge offs)/average loans receivable (annualized)	0.01%	—%	(0.17)%	(0.01)%	0.03%	0.01%	0.27%

	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Allowance for unfunded loan commitments	$3,081	$2,971	$1,351	$1,231	$1,481

	Three Months Ended					Six Months Ended
NET LOAN RECOVERIES (CHARGE OFFS):	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022	6/30/2023	6/30/2022
CRE loans	$(438)	$109	$(2,022)	$(9)	$508	$(329)	$16,926
C&I loans	1,091	(196)	(4,174)	(115)	461	895	1,990
Residential mortgage and other loans	(101)	(21)	(206)	(95)	(39)	(122)	(86)
Net loan recoveries (charge offs)	$552	$(108)	$(6,402)	$(219)	$930	$444	$18,830

Table Page 7

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

NONPERFORMING ASSETS:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Loans on nonaccrual status (1)	$61,252	$78,861	$49,687	$64,571	$69,522
Accruing delinquent loans past due 90 days or more	15,182	364	401	5,306	12,468
Accruing troubled debt restructured loans (2)	—	—	16,931	25,631	26,572
Total nonperforming loans	76,434	79,225	67,019	95,508	108,562
Other real estate owned (“OREO”)	938	938	2,418	1,480	2,010
Total nonperforming assets	$77,372	$80,163	$69,437	$96,988	$110,572

Nonperforming assets/total assets	0.38%	0.39%	0.36%	0.51%	0.61%
Nonperforming assets/loans receivable & OREO	0.52%	0.53%	0.45%	0.63%	0.76%
Nonperforming assets/total capital	3.74%	3.89%	3.44%	4.91%	5.53%
Nonperforming loans/loans receivable	0.51%	0.53%	0.44%	0.62%	0.75%
Nonaccrual loans/loans receivable	0.41%	0.52%	0.32%	0.42%	0.48%
Allowance for credit losses/loans receivable	1.16%	1.09%	1.05%	1.04%	1.04%
Allowance for credit losses/nonperforming loans	226.33%	206.43%	242.26%	168.11%	139.63%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $11.9 million, $7.6 million, $9.8 million, $9.9 million, and $13.2 million, at June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

(2) The Company adopted ASU 2022-02 in 2023, which eliminated the concept of TDR from GAAP; therefore, accruing TDR loans are no longer included in nonperforming loans.

NONACCRUAL LOANS BY TYPE:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
CRE loans	$29,270	$44,376	$33,915	$47,807	$53,966
C&I loans	23,042	26,191	5,620	7,675	8,206
Residential mortgage and other loans	8,940	8,294	10,152	9,089	7,350
Total nonaccrual loans	$61,252	$78,861	$49,687	$64,571	$69,522

Table Page 8

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands)

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
30 - 59 days past due	$9,295	$7,662	$7,049	$13,092	$10,090
60 - 89 days past due	178	249	2,243	4,933	6,354
Total accruing delinquent loans 30-89 days past due	$9,473	$7,911	$9,292	$18,025	$16,444

ACCRUING DELINQUENT LOANS 30-89 DAYS PAST DUE BY TYPE:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
CRE loans	$7,339	$3,652	$4,115	$9,694	$7,919
C&I loans	990	419	3,300	6,165	3,397
Residential mortgage and other loans	1,144	3,840	1,877	2,166	5,128
Total accruing delinquent loans 30-89 days past due	$9,473	$7,911	$9,292	$18,025	$16,444

CRITICIZED LOANS:	6/30/2023	3/31/2023	12/31/2022	9/30/2022	6/30/2022
Special mention loans	$210,806	$166,472	$157,263	$79,399	$95,797
Substandard loans	134,203	138,224	104,073	204,713	244,748
Total criticized loans	$345,009	$304,696	$261,336	$284,112	$340,545
Table Page 9

Hope Bancorp, Inc.
Selected Financial Data
Unaudited (dollars in thousands, except share and per share data)

Reconciliation of GAAP financial measures to non-GAAP financial measures

Management reviews select non-GAAP financial measures in evaluating the Company’s and the Bank’s financial performance and in response to market participant interest. Reconciliations of the most directly comparable GAAP to non-GAAP financial measures utilized by management are provided below.

	Three Months Ended			Six Months Ended
RETURN ON AVERAGE TANGIBLE COMMON EQUITY	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Average stockholders’ equity	$2,072,859	$2,046,159	$2,016,577	$2,059,583	$2,053,461
Less: Average goodwill and core deposit intangible assets, net	(469,515)	(469,992)	(471,421)	(469,752)	(471,669)
Average TCE	$1,603,344	$1,576,167	$1,545,156	$1,589,831	$1,581,792

Net income	$38,022	$39,121	$52,088	$77,143	$112,826
ROTCE (annualized)	9.49%	9.93%	13.48%	9.70%	14.27%

TANGIBLE COMMON EQUITY	6/30/2023	3/31/2023	6/30/2022
Total stockholders’ equity	$2,067,998	$2,058,580	$2,000,369
Less: Goodwill and core deposit intangible assets, net	(469,280)	(469,728)	(471,148)
TCE	$1,598,718	$1,588,852	$1,529,221

Total assets	$20,366,138	$20,568,884	$18,089,062
Less: Goodwill and core deposit intangible assets, net	(469,280)	(469,728)	(471,148)
Tangible assets	$19,896,858	$20,099,156	$17,617,914

TCE ratio	8.04%	7.91%	8.68%
Common shares outstanding	120,014,888	119,865,732	119,473,939
TCE per share	$13.32	$13.26	$12.80

	Three Months Ended			Six Months Ended
PRE-PROVISION NET REVENUE	6/30/2023	3/31/2023	6/30/2022	6/30/2023	6/30/2022
Net interest income before provision (credit) for credit losses	$130,689	$133,878	$141,538	$264,567	$274,714
Noninterest income	17,014	10,978	12,746	27,992	25,932
Revenue	147,703	144,856	154,284	292,559	300,646
Less noninterest expense	87,333	90,354	80,365	177,687	155,738
PPNR	$60,370	$54,502	$73,919	$114,872	$144,908

Average assets	$20,468,810	$19,087,170	$17,876,945	$19,781,806	$17,810,045
ROA (PPNR) (annualized)	1.18%	1.14%	1.65%	1.16%	1.63%

Average stockholders’ equity	2,072,859	2,046,159	2,016,577	2,059,583	2,053,461
ROE (PPNR) (annualized)	11.65%	10.65%	14.66%	11.15%	14.11%

Table Page 10